UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 11, 2010

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

(706) 781-2265
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On June 11, 2010, United Community Banks, Inc. (“United”), entered into an amendment to its securities purchase agreement, dated April 1, 2010, between United and Fletcher International, Ltd. (“Fletcher”) and warrant to purchase non-voting common stock equivalent junior preferred stock, par value $1.00 per share, dated April 5, 2010, granted by United to Fletcher. The amendment to the securities purchase agreement amended the number of authorized shares that United asked its shareholders to approve, and the amendment to the warrant revises the formula used to determine the number of shares that will be issued to Fletcher upon a warrant exercise.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Amendment to Securities Purchase Agreement, dated June 11, 2010 between United Community Banks, Inc. and Fletcher International, Ltd.

1.2	Amendment to Warrants to Purchase Shares of Common Stock of United Community Banks, Inc., dated June 11, 2010, between United Community Banks, Inc. and Fletcher International, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

June 11, 2010